Exhibit 23

CONSENT OF INDEPENDENT AUDITORS” TO “ CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Penn Woods Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-134585 and 333-58682) on Form S-8 of Penns Woods Bancorp, Inc. of our reports dated March 10, 2008 relating to our audits of the consolidated financial statements and internal controls over financial reporting, which appear in the Annual Report on Form 10-K of Penns Woods Bancorp, Inc. for the year ended December 31, 2007.

/s/S.R. Snodgrass, A.C.

Wexford, PA
March 11, 2008